Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Alta Equipment Group Inc. on Form S-1 as of our report dated March 25, 2020, with respect to our audit of the consolidated financial statements of Alta Equipment Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2019. We also consent to the use of our name as it appears under the caption “Experts”.

/s/ UHY LLP

Sterling Heights, Michigan

October 26, 2020